UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, D.C. 29549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     May 21, 2020

THE CATO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware	1-31340	56-0484485
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

8100 Denmark Road, Charlotte, North Carolina (Address of Principal Executive Offices)		28273-5975 (Zip Code)

(704)554-8510 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A - Common Stock, par value $.033 per share	CATO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

THE CATO CORPORATION

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2020, the Registrant held its Annual Meeting. The following are the voting results on each matter submitted to the Registrant’s stockholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement.

At the Annual Meeting, the three nominees for director were elected to the Registrant’s Board of Directors (Proposal 1 below).

In addition, management’s proposal regarding the Company’s Amended and Restated Certificate of Incorporation was approved (Proposal 2 below).

In addition, management’s proposal regarding the Board’s previously adopted amendments to the Bylaws was approved (Proposal 3, 3a, 3b and 3c below).

In addition, management’s proposal regarding the Company’s Amended and Restated Bylaws was approved (Proposal 4 below).

In addition, management’s proposal regarding the Company’s executive compensation was approved (Proposal 5 below).

In addition, management’s proposal regarding the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021 was approved (Proposal 6 below).

Summary Of Voting By Proposal

1. To elect Pamela L. Davies, Thomas B. Henson and Bryan F. Kennedy, III, each for a term expiring in 2023 and until their successors are elected and qualified. Votes recorded, by nominee, were as follows:

Nominee	For	Abstain	Broker Non-Votes
Pamela L. Davies	27,411,433	8,230,107	1,142,743
Thomas B. Henson	35,297,345	344,195	1,142,743
Bryan F. Kennedy, III	35,100,022	541,518	1,142,743

2. To approve the Company’s Amended and Restated Certificate of Incorporation to provide the Board the power to adopt, amend or repeal the Company’s By-Laws, as amended (the “Bylaws), along with certain technical changes, to align with a majority of public companies. The Company’s shareholders voted to approve this proposal with 27,842,072 votes for and 7,749,099 votes against. There were 50,369 abstentions and 1,142,743 Broker non-votes.

3. To ratify the Board’s previously adopted amendments to the Bylaws, including to vest the Chairman and Chief Executive Officer with authority to appoint other officers and reassign duties, similar to many public companies (adopted on January 28, 2993), to authorize the Company to issue uncertificated shares, as required by New York Stock Exchane rule (adopted on December 6, 2007); and to change the maximum days in advance of a stockholder meeting, dividend payment or other events that a record date may be set from not more than fifty (50) days in advance to not more than sixty (60) days in advance, in accordance with Delaware law (adopted on February 26, 2009). The Company’s shareholders voted to approve this proposal with 35,499,844 votes for and 77,050 votes against. There were 64,646 abstentions and 1,142,743 Broker non-votes.

4. To approve the Company’s Amended and Restated Bylaws. The Company’s shareholders voted to approve this proposal with 35,507,120 votes for and 71,717 votes against. There were 62,703 abstentions and 1,142,743 Broker non-votes.

5. To approve, on an advisory basis, the Company’s executive compensation. The Company’s shareholders voted to approve this proposal with 25,204,532 for and 10,250,014 votes against. There were 186,994 abstentions and 1,142,743 Broker non-votes.

6. To approve, to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021. The Company’s shareholders voted to approve this proposal with 36,374,457 for and 379,010 votes against. There were 30,816 abstentions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CATO CORPORATION

May 22, 2020	/s/ John P. D. Cato
Date	John P. D. Cato Chairman, President and Chief Executive Officer

May 22, 2020	/s/ John R. Howe
Date	John R. Howe Executive Vice President Chief Financial Officer

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